UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 11, 2007

Along Mobile Technologies, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	000-12423	94-2906927
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

No. 88, 9th Floor, Western Part of the 2nd South Ring Road, Xi’an City, Shaanxi Province, PRC (Address of principal executive offices)	710065 (Zip code)

Registrant’s telephone number, including area code: 011-86-29-88360097

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2007, Gao Yeru resigned from the Board of Directors and from his position as COO of the Company. The Company accepted Mr. Gao’s resignation by unanimous written consent by the Board of Directors.

The Company recognized that Mr. Gao had duly performed his responsibilities as a director and officer and had made great contributions to the Company. However, the Directors believed that it was in the best interest of the Company to replace Mr. Gao with a more experienced director in order to reach its goals of further growth and development.

On May 11, 2007, by unanimous written consent by the Board of Directors, the Company appointed Mr. Ma Xiaomeng as the new COO and director of the Company.

Mr. Ma is 47 year old and has over 10 years of experience in corporate management. In 1981, Mr. Ma earned an undergraduate degree in Computer Science from Xi'an Jiaotong University in Xian, China. In 2001, he received his MBA from Shaanxi MBA College of Xi'an Jiaotong University. In 1988, he began ELX SI6400 BSC training in Singapore. From 1997 until 2007, he served as the Vice Manager of Jiaoda Kunki High-Tech Company Limited (HK:00300 SH:600806). Jiaoda Kunji High-Tech Company Limited, being a public company both in Shanghai and Hong Kong, is dedicated to the manufacturing of machine tools and accessories.

Upon his appointment as COO and director of the Company, Mr. Ma signed a Director and Officer Indemnification Agreement. Pursuant to the terms of the Director and Officer Indemnification Agreement, Along Mobile agrees to indemnify its officers and directors (“Indemnitee”) to the fullest extent permitted by Nevada Law except when: (1) it is expressly prohibited by Nevada Law; (2) Indemnitee is paid through an insurance policy or other indemnification agreement; (3) Indemnitee has initiated a proceeding without the authorization of the Corporation; (4) Indemnitee has settled a proceeding without the consent of the Corporation; (5) the Corporation initiates an action against the Indemnitee; and (6) when the Indemnitee has acted with intentional misconduct, fraud, gross negligence, or a knowing violation of the law.

A signed copy of the Director and Officer Indemnification Agreement for Ma Xiaomeng is attached hereto as Exhibit 99.1.

Exhibit No.  Description

99.1                     Director and Officer Indemnification Agreement for Ma Xiaomeng

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALONG MOBILE TECHNOLOGIES, INC.

Date: May 14, 2007	By:	/s/ Li Jianwei
Li, Jian Wei, President